Exhibit 10.15

Stock Option Plan of Mattress Holding Corp.

Grant Agreement

This Grant Agreement, dated as of                      , 2005 (the “Effective Date”), evidences the grant of an option pursuant to the provisions of the Amended and Restated 2003 Stock Option Plan (the “Plan”) of Mattress Holding Corp. (the “Company”) to the individual whose name appears below (the “Optionee”), covering the specific number of shares of Non-Voting Common Stock (the “Shares”) set forth below and on the following terms and conditions:

1.                                       Name of Optionee:

2.                                       Number of Shares subject to this option:

3.                                       Exercise price per Share subject to this option:   $

4.                                       Date of grant of this option:                       , 2005

5.                                       Type of option: Nonqualified Option

6.                                       Vesting:

a.               Except as otherwise expressly provided in Section 6 b. or Section 6 c. hereof, this option shall vest and become exercisable as follows:

(i)                                     20% of the total number of Shares subject to this option shall vest and become exercisable as of January 31, 2006 (the “First Anniversary Date”) if (a) the Optionee is an employee of the Company on the First Anniversary Date and (b) the Company’s EBITDA (as hereinafter defined) for the fiscal year ending on January 31, 2006 (the “2005 Fiscal Year”) equals or exceeds 85% of the 2005 Target Amount (as hereinafter defined).

(ii)                                  20% of the total number of Shares subject to this option shall vest and become exercisable as of January 31, 2007 (the “Second Anniversary Date”) if (a) the Optionee is an employee of the Company on the Second Anniversary Date and (b) the Company’s EBITDA for the fiscal year ending January 31, 2007 (the “2006 Fiscal Year”) equals or exceeds 85% of the 2006 Target Amount (as hereinafter defined). An additional 20% of the total number of Shares subject to this option shall vest and become exercisable as of the Second Anniversary Date if (x) the Optionee is an employee of the Company on the Second Anniversary Date, (y) the Company’s EBITDA for the 2005 Fiscal Year was less than 85% of the 2005 Target Amount and (z) the Company’s EBITDA for the 2006 Fiscal Year equals or exceeds 100% of the 2006 Target Amount.

(iii)                               20% of the total number of Shares subject to this option shall vest and become exercisable as of January 31, 2008 (the “Third Anniversary Date”) if (a) the Optionee is an employee of the Company on the Third Anniversary Date and (b) the Company’s EBITDA for the fiscal year ending January 31, 2008 (the “2007 Fiscal Year”) equals or exceeds 85% of the 2007 Target Amount (as hereinafter defined). An additional 20% of the total number of Shares subject to this option shall vest and become exercisable on the Third Anniversary Date if (x) the Optionee is an employee of the Company on the Third Anniversary Date, (y) the Company’s EBITDA for the 2006 Fiscal Year was less than 85% of the 2006 Target Amount and (z) the Company’s EBITDA for the 2007 Fiscal Year equals or exceeds 100% of the 2007 Target Amount.

(iv)                              20% of the total number of Shares subject to this option shall vest and become exercisable as of January 31, 2009 (the “Fourth Anniversary Date”) if (a) the Optionee is an employee of the Company on the Fourth Anniversary Date and (b) the Company’s EBITDA for the fiscal year ending January 31, 2009 (the “2008 Fiscal Year”) equals or exceeds 85% of the 2008 Target Amount (as hereinafter defined). An additional 20% of the total number of Shares subject to this option shall vest and become exercisable on the Fourth Anniversary Date if (x) the Optionee is an employee of the Company on the Fourth Anniversary Date, (y) the Company’s EBITDA for the 2007 Fiscal Year was less than 85% of the 2007 Target Amount and (z) the Company’s EBITDA for the 2008 Fiscal Year equals or exceeds 100% of the 2008 Target Amount.

(v)                                 20% of the total number of Shares subject to this option shall vest and become exercisable as of January 31, 2010 (the “Fifth Anniversary Date”) if (a) the Optionee is an employee of the Company on the Fifth Anniversary Date and (b) the Company’s EBITDA for the fiscal year ending January 31, 2010 (the “2009 Fiscal Year”) equals or exceeds 85% of the 2009 Target Amount (as hereinafter defined). An additional 20% of the total number of Shares subject to this option shall vest and become exercisable on the Fifth Anniversary Date if (x) the Optionee is an employee of the Company on the Fifth Anniversary Date, (y) the Company’s EBITDA for the 2008 Fiscal Year was less than 85% of the 2008 Target Amount and (z) the Company’s EBITDA for the 2009 Fiscal Year equals or exceeds 100% of the 2009 Target Amount.

b.              Upon the occurrence of a Change in Control (as defined in Section 6 e. below) in connection with which the consideration paid to the Company or to its stockholders, as the case may be, consists primarily of cash (as determined by the Board of Directors in its sole discretion):

(i)                                     in addition to the Performance Vested Portion (as defined in Section 6 e. below), an additional amount equal to the Performance Vested Portion (measured immediately prior to the occurrence of the Change in Control) shall become fully vested and exercisable immediately prior to such Change in Control; provided, however, in no event shall the total number of Shares exercisable pursuant to Section 6 a. and this Section 6 b. exceed the total number of Shares provided for in Section 2 hereof;

(ii)                                  the Optionee shall have the right to exercise the vested portion of this option immediately prior to the Change in Control; and

(iii)                               upon the consummation of the Change in Control, this option shall terminate and become null and void.

c.               Notwithstanding anything to the contrary contained in Section 6 a., 100% of the total number of Shares subject to this option shall vest and become exercisable on January 31, 2012.

d.              Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, after the expiration of the option term, (ii) except as provided in Section 7 below, this option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company, (iii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof and (iv) vesting shall cease immediately upon termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date.  Once vesting has occurred, the vested portion can be exercised at any time, subject to Section 7 below.

e.               For purposes of this Section 6:

(i)                                     “2005 Target Amount” shall mean $14,000,000.

(ii)                                  “2006 Target Amount” shall mean $17,000,000.

(iii)                               “2007 Target Amount” shall mean the target amount set by the Company’s Board of Directors in conjunction with the approval of the Company’s operating budget for the 2006 Fiscal Year.

(iv)                              “2008 Target Amount” shall mean the target amount set by the Company’s Board of Directors in conjunction with the approval of the Company’s operating budget for the 2007 Fiscal Year.

(v)                                 “2009 Target Amount” shall mean the target amount set by the Company’s Board of Directors in conjunction with the approval of the Company’s operating budget for the 2008 Fiscal Year.

(vi)                              “Change in Control” shall mean (a) any consolidation or merger in which the Company is not the surviving entity or which results in the acquisition of substantially all of the Company’s outstanding shares of Common Stock by a single person or entity or by a group of persons or entities acting in concert or (b) any sale or transfer of all or substantially all of the Company’s assets; provided, however, that the term “Change in Control” shall not include transactions either (x) with affiliates of the Company or Sun Capital Partners, Inc. (“Sun”) (as determined by the Board of Directors in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is held, directly or indirectly, by Sun or its affiliates; provided, further, that a transaction shall not constitute a Change in Control unless the transaction also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including Internal Revenue Service Notice 2005-1) promulgated thereunder.

(vii)                           “EBITDA” shall mean, for any period, the Company’s net income, plus (but only to the extent deducted in determining the Company’s net income) each of (a) depreciation, (b) amortization expense, (c) interest expense and (d) provision for income taxes, as determined in accordance with generally accepted accounting principles consistently applied and reflected in the Company’s financial statements for the applicable fiscal year, which financial statements shall have been audited by the

Company’s regular certified public accounting firm. In addition, in calculating EBITDA for purposes of this Option, the amount determined pursuant to the immediately preceding sentence shall be increased by the compensation-related expense directly attributable to the exercise of this Option or any other options granted by the Company pursuant to the terms of the Plan (but only to the extent that such compensation-related expense was deducted in determining the Company’s net income).

(viii)                        “Performance Vested Portion” shall mean, as of any date, the total number of Shares that have vested and become exercisable pursuant to Section 6 a. hereof as of such date.

7.                                       The last day on which the vested portion of this option can be exercised is the earliest of:

a.               January 31, 2015;

b.              the day immediately before the date on which the Optionee’s employment terminates for Cause (as defined in the Plan);

c.               30 days following the date that the Optionee’s employment terminates other than as specified in clauses b., d., e., or f. of this Section 7; provided that if the Optionee’s employment terminates after the end of the Company’s fiscal year but prior to the delivery of the audited financial statements of the Company for such fiscal year, then such exercise period shall be the greater of (i) 30 days following the date that the Optionee’s employment so terminates or (ii) 7 days after the Company delivers to the Optionee audited financial statements of the Company for such fiscal year;

d.              30 days following the Optionee’s termination of employment or services due to death or Disability (as defined in the Plan);

e.               the date on which the Optionee breaches or violates any of the terms or provisions hereof, including without limitation any provision of Annex A hereto; or

f.                 the consummation of a Change in Control.

8.                                       In the event that, after the issuance of this option, Section 409A of the Code or the regulations thereunder are amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may modify the terms of this option to the extent the Committee determines that such modification is necessary to comply with the requirements of Section 409A of the Code.

9.                                       The Optionee agrees to abide by the covenants and provisions set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the Option being granted herein constitutes adequate and sufficient consideration in support of such covenants and provisions.

10.                                 The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company may have previously granted, or offered to grant, options in the Company to the Optionee and (b) any oral or written commitment or promise regarding options that the Company may have made to the Optionee.

The Optionee hereby acknowledges receipt of a copy of the Plan as presently in effect.  All of the terms and conditions of the Plan are incorporated herein by reference and this option is subject to such terms and conditions in all respects.  Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan.  This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreements. If the Optionee is entitled to exercise the vested portion of this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form attached as Annex B hereto or such other form as may hereinafter be designated by the Company (in its sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

Accepted and Agreed:

Mattress Holding Corp.

By:
Signature of Optionee	Name:
Title:

Attachments:	Annex A (Covenants and Agreements of Optionee)
Annex B (Form of Exercise Notice)
Annex C (The Plan)

ANNEX A

COVENANTS AND AGREEMENTS OF OPTIONEE

The Optionee acknowledges the time and expense incurred by the Company in connection with developing proprietary and confidential information in connection with the Company’s business and operations.  The Optionee agrees that he or she will not, whether during his or her service as an employee of the Company or its Subsidiaries or at any time thereafter, divulge, communicate, or use to the detriment of Sun, the Company or any of their respective Subsidiaries and affiliates (the “Group”) or any other person, firm or entity, confidential information or trade secrets relating to the Group, including, without limitation, business strategies, operating plans, acquisition strategies (including the identities of (and any other information concerning) possible acquisition candidates), financial information, market analysis, acquisition terms and conditions, personnel information, know-how, customer lists and relationships, supplier lists and relationships, or other non-public proprietary and confidential information relating to the Group. The foregoing confidentiality agreement shall not apply if the communication (i) is required in the course of performing his or her duties as an employee of the Company or its Subsidiaries, (ii) is made with the Board of Directors’ written consent, (iii) relates to information that is or becomes generally known by the public other than as a result of a breach hereof, or (iv) is required to be disclosed by law or judicial or administrative process.

During his or her service as an employee of the Company or its Subsidiaries and for the one-year period thereafter, the Optionee shall not, to the detriment of the Company or its Subsidiaries, directly or indirectly, for himself or on behalf of any other person, firm or entity:  (i) solicit, hire, employ, engage, retain or enter into a business affiliation with any person who at any time during the preceding 12-month period was an employee of, the Company or any of its Subsidiaries, or (ii) encourage, induce or attempt to encourage or induce any person who at any time during the preceding 12-month period was a supplier or customer of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries or to decrease the amount of business such supplier or customer does with the Company or any of its Subsidiaries.

During his or her service as an employee of the Company or its Subsidiaries and for the one-year period thereafter, the Optionee shall not, directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, creditor, manager, trustee, agent, stockholder, director, officer or employee of, or advisor to, or in any other capacity, or in any manner, own, control, finance, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with, any person, firm or entity which offers for sale, sells or otherwise distributes, through catalogs or other direct marketing channels (including, without limitation, the Internet), products substantially similar to, or competitive with, those products offered for sale, sold or otherwise distributed by the Company or its Subsidiaries (collectively, the “Company Business”) anywhere in North America or any other country in which the Company Business was conducted or related sales were effected during the preceding two years.

Whether during or after the term of his or her employment, the Optionee shall not disparage, defame or discredit the Group or engage in any activity which would have the effect of disparaging, defaming or discrediting the Group.

The Optionee acknowledges that his or her service as an employee of the Company (or its Subsidiaries), as the case may be, and the agreements herein are reasonable and necessary for the protection of the Company and its Subsidiaries and affiliates and are an essential inducement to the Company’s grant of the Option.  Accordingly, the Optionee shall be bound by the provisions hereof  to the maximum extent permitted by law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable.  However, the parties further agree that, if any of the provisions hereof shall for any reason be held to be excessively broad as to duration, geographical scope, property or subject matter, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall herein pertain.

The Optionee acknowledges that the services to be rendered by him or her to the Company or its Subsidiaries are of a unique nature and that it would be difficult or impossible to replace such services and that by reason thereof the Optionee agrees and consents that if he or she violates the provisions of this Annex A, the Company or its Subsidiaries and affiliates, in addition to any other rights and remedies available under this Grant Agreement or otherwise, shall be entitled to an injunction to be issued or specific performance to be required restricting the Optionee from committing or continuing any such violation.

ANNEX B

Stock Option Plan of Mattress Holding Corp.

Notice of Exercise of Stock Option

1.                                       Exercise of Option.  Pursuant to the Stock Option Plan of Mattress Holding Corp. (the “Plan”) and my agreement with Mattress Holding Corp. (the “Company”) dated                            (the “Grant Agreement”), I hereby elect to exercise my nonqualified stock option (the “Option”) to the extent of                          shares of Non-Voting Common Stock of the Company (the “Shares”).

2.                                       Delivery of Payment.  I hereby deliver to the Company a cashier’s check in the amount of $                   in full payment of the purchase price of the Shares [determined by multiplying (a) the exercise price per Share as set forth in my Grant Agreement, by (b) the number of Shares as to which I am exercising the Option] and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

3.                                       Representations.  In connection with my exercise of the Option, I hereby represent to the Company as follows:

(a)                                  I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein.  I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b)                                 I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(c)                                  I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale.  I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

(d)                                 I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e)                                  I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan.  Both the Plan and the Grant Agreement are incorporated herein by reference.

(f)                                    I understand that any Shares purchased hereunder shall be subject to the Stockholders’ Agreement of the Company dated as of                         , as it may be amended from time to time (“Stockholders’ Agreement”), a copy of which has been provided to me, and that it is a condition to the exercise of my Option that I execute the attached signature page of the Stockholders’ Agreement, agreeing to be bound thereby.  I have had a full and fair opportunity to review the Stockholders’ Agreement prior to exercising the Option.

(g)                                 I understand that the certificate representing the Shares will be imprinted with the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF THE COMPANY OR ITS ASSIGNEE AS SET FORTH IN THE COMPANY’S STOCK OPTION PLAN.  SUCH RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THIS CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF                         , AS SUCH AGREEMENT MAY BE AMENDED, BY AND AMONG THE STOCKHOLDERS OF MATTRESS HOLDING CORP., AND MAY NOT BE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF.  A COPY OF SAID AGREEMENT AND ALL AMENDMENTS THERETO IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(h)                                 I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.

(i)                                     I am presently an employee of the Company.

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Submitted by the Optionholder:

Date:	By:

Print Name:

Address:

Social Security No.

Received and Accepted by the Company:

Mattress Holding Corp.

By:

Print Name:

Title:

Note:  If options are being exercised on behalf of a deceased Plan participant, then this Notice must be signed by such participant’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the participant’s personal representative under applicable local law governing decedents’ estates.